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                                                                   EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Little Genesis, Inc.

1-800-PRO-TEAM, LLC

Athletic Supply of Dallas, LLC

Lilliput Motor Company, LLC

First Step Designs, LLC

The Voyager's Collection, LLC

Competitive Edge Golf, LLC

Childswork/Childsplay, LLC

Ninos, LLC

Hot Off The Ice, LLC

Gifts for Grandkids, LLC

Beyond The Horizon, LLC

The Training Camp, LLC

Affinity College and University Catalogs, LLC

Genesis Direct Operations L.L.C.

Genesis Direct Secaucus Operations, LLC

Genesis Direct Memphis Operations, LLC

Genesis Direct Memphis Services, LLC

Genesis Direct Twenty-One, LLC

Command Performance, LLC

Merchandise Manufacturing, LLC

The Music Stand, LLC

Nothin' But Hoops, LLC

ExL Catalogs, LLC

Soccer Madness, LLC

Genesis Direct Citybooks, LLC

Sportime, LLC
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  Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 27, 1997.